Exhibit 99.1

6900 E Layton Avenue Suite 700 Denver, CO 80237	P 303.837.5855 F 303.837.5087 newmont.com News Release NYSE: NEM & TSX: NGT

Newmont Corporation Announces Tender Offers for Any and All of its 3.700% Notes due 2023 and Goldcorp’s 3.700% Notes due 2023 and Related Consent Solicitations

DENVER, December 6, 2021 – Newmont Corporation (“Newmont” or the “Company”) (NYSE: NEM, TSX: NGT) announced today that it has commenced offers to purchase for cash any and all of the outstanding (i) 3.700% Notes due 2023 (the “Newmont Notes”) issued by Newmont (the “Newmont Notes Offer”) and (ii) 3.700% Notes due 2023 (the “Goldcorp Notes” and, together with the Newmont Notes, the “Notes”) issued by Goldcorp Inc., a wholly-owned subsidiary of Newmont (“Goldcorp”) (the “Goldcorp Notes Offer” and, together with the Newmont Notes Offer, the “Offers” and each, an “Offer”). The following table sets forth the material pricing terms for each Offer:

Title of Security	Issuer	CUSIP Numbers	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (Basis Points)	Early Tender Payment(2)
3.700% Notes due 2023	Newmont Corporation	651639 AS5 651639 AT3 U65163 AC8	$323,154,000	0.500% UST due 03/15/2023	FIT4	25	$50.00
3.700% Notes due 2023	Goldcorp Inc.	380956 AD4	$90,549,000	0.500% UST due 03/15/2023	FIT4	25	$50.00

(1)	The page on Bloomberg from which the Dealer Managers will quote the bid side prices of the Reference U.S. Treasury Security.

(2)	Per $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the applicable Offer.

In connection with the Newmont Notes Offer, Newmont is soliciting consents (the “Newmont Notes Consent Solicitation”) from holders of the Newmont Notes to certain proposed amendments (the “Newmont Notes Proposed Amendments”) to the indenture governing the Newmont Notes (the “Newmont Indenture”) to (i) eliminate substantially all of the restrictive covenants and certain events of default under the Newmont Indenture and (ii) shorten the minimum notice period for the optional redemption of the Newmont Notes from 30 calendar days to two (2) business days (the “Newmont Notes Consents”).

In connection with the Goldcorp Notes Offer, Newmont is soliciting consents (the “Goldcorp Notes Consent Solicitation” and, together with the Newmont Notes Consent Solicitation, the “Consent Solicitations” and each, a “Consent Solicitation”) from holders of the Goldcorp Notes to a proposed amendment (the “Goldcorp Notes Proposed Amendment” and, together with the Newmont Notes Proposed Amendments, the “Proposed Amendments”) to the indenture governing the Goldcorp Notes (the “Goldcorp Indenture” and, together with the Newmont Indenture, the “Indentures”) to shorten the minimum notice period for the optional redemption of the Goldcorp Notes from 30 calendar days to two (2) business days (the “Goldcorp Notes Consent” and, together with the Newmont Notes Consents, the “Consents”).

6900 E Layton Avenue Suite 700 Denver, CO 80237	P 303.837.5855 F 303.837.5087 newmont.com News Release NYSE: NEM & TSX: NGT

Each Offer and Consent Solicitation for a series of Notes is separate and distinct and is not conditioned upon the consummation of the other Offer or Consent Solicitation or adoption of the Proposed Amendments in respect of the other series of Notes or obtaining the requisite Consent with respect to the other series of Notes or the completion of the Offer for the other series of Notes.

The Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase and Consent Solicitation Statement, dated December 6, 2021 (the “Offer to Purchase”), including the issuance and sale of debt securities by Newmont on terms satisfactory to the Company that will generate net proceeds in an amount that is sufficient to finance the purchase of the Notes validly tendered and accepted for purchase on or prior to the Early Settlement Date (as defined below).

The Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on January 4, 2022, unless extended by the Company in its sole discretion (such time and date, as the same may be extended, the “Expiration Time”) or earlier terminated. In order to be eligible to receive the Total Consideration (as described below) for tendered Notes, holders must validly tender their Notes and deliver Consents at or prior to 5:00 p.m., New York City time, on December 17, 2021 (such date and time, as the same may be extended, the “Early Tender Deadline”), and not validly withdraw their tendered Notes or revoke the related Consents before such time.

The consideration (the “Newmont Notes Total Consideration”) offered per $1,000 principal amount of Newmont Notes validly tendered and accepted for purchase pursuant to the Newmont Notes Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Newmont Notes specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above as quoted on the applicable page on the Bloomberg Bond Trader FIT4 series of pages at 10:00 a.m., New York City time on December 17, 2021.

The consideration (the “Goldcorp Notes Total Consideration” and, together with the Newmont Notes Total Consideration, the “Total Consideration”) offered per $1,000 principal amount of Goldcorp Notes validly tendered and accepted for purchase pursuant to the Goldcorp Notes Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Goldcorp Notes specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above as quoted on the applicable page on the Bloomberg Bond Trader FIT4 series of pages at 10:00 a.m., New York City time on December 17, 2021.

Holders of any Notes that are validly tendered at or prior to the Early Tender Deadline and that are accepted for purchase will receive the applicable Total Consideration.

Holders of Newmont Notes that are validly tendered after the Early Tender Deadline but prior to the Expiration Time and that are accepted for purchase will receive the Newmont Notes Total Consideration minus an early tender payment of $50 (the “Newmont Notes Early Tender Payment”). As used herein, the Newmont Notes Total Consideration minus the Newmont Notes Early Tender Payment is referred to as the “Newmont Notes Tender Offer Consideration.”

Holders of Goldcorp Notes that are validly tendered after the Early Tender Deadline but prior to the Expiration Time and that are accepted for purchase will receive the Goldcorp Notes Total Consideration minus an early tender payment of $50 (the “Goldcorp Notes Early Tender Payment”). As used herein, (i) the Goldcorp Notes Total Consideration minus the Goldcorp Notes Early Tender Payment is referred to as the “Goldcorp Notes Tender Offer Consideration” and (ii) the Newmont Notes Tender Offer Consideration and the Goldcorp Notes Tender Offer Consideration is referred to as the “Tender Offer Consideration.”

6900 E Layton Avenue Suite 700 Denver, CO 80237	P 303.837.5855 F 303.837.5087 newmont.com News Release NYSE: NEM & TSX: NGT

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all holders of Notes accepted for purchase will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the Early Settlement Date or promptly following the Expiration Time (the “Final Settlement Date”), as applicable, payable on the Early Settlement Date or the Final Settlement Date, as applicable.

The Early Tender Deadline is the last time for Holders to tender Notes in order to be eligible to receive the applicable Total Consideration. Payment for the Notes that are validly tendered at or prior to the Early Tender Deadline and that are accepted for purchase will be made on the date referred to as the “Early Settlement Date.” Newmont expects that the Early Settlement Date will be December 20, 2021 or as promptly as practicable thereafter.

Notes that are not tendered and accepted for payment pursuant to the Offer will remain obligations of Newmont or Goldcorp, as applicable. There is no requirement in the Indentures or otherwise that Newmont or Goldcorp redeem any Notes, and unless redeemed, such Notes will continue to remain outstanding. Newmont and Goldcorp currently intend to send a notice of redemption to redeem any Notes outstanding after the Early Settlement Date.

This press release does not constitute a notice of redemption under the optional redemption provisions of the Indentures. Any notice of redemption of the Notes will be delivered pursuant to separate notices of redemption delivered in accordance with the terms of the applicable Indenture.

The complete terms and conditions of the Offers and Consent Solicitations are set forth in the Offer to Purchase that is being sent to holders of the Notes.

BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as Dealer Managers for the Offers and Solicitation Agents for the Consent Solicitations. Persons with questions regarding the Offers and Consent Solicitations should contact BMO Capital Markets Corp. toll-free at (833) 418-0762 or collect at (212) 702-1840, Credit Suisse Securities (USA) LLC toll-free at (800) 820-1653 or collect at (212) 325-7823, Goldman Sachs & Co. LLC toll-free at (800) 828-3182 (toll-free) or collect at (212) 902-6351 and J.P. Morgan Securities LLC toll free at (866) 834-4666 or collect at (212) 834-4045. Requests for documents should be directed to D.F. King & Co., Inc., the Tender and Information Agent for the Offers and Consent Solicitations, at (212) 269-5550 (for banks and brokers) or (800) 549-6746 (for noteholders), or via the following web address: www.dfking.com/newmont.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any of the Notes. The Offers and Consent Solicitations are being made pursuant to the tender offer documents, including the Offer to Purchase that the Company is distributing to holders of the Notes. The Offers and Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. None of the Company, the Dealer Managers and Solicitation Agents, the Tender and Information Agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offers and Consent Solicitations.

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6900 E Layton Avenue Suite 700 Denver, CO 80237	P 303.837.5855 F 303.837.5087 newmont.com News Release NYSE: NEM & TSX: NGT

About Newmont

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical expertise. Newmont was founded in 1921 and has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, visit us at www.newmont.com.

Legal Cautionary Statement:

This press release contains “forward-looking statements.” Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual events or results to differ materially from future events or results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address Newmont’s expected future business, financial performance and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary” or “potential.” Such forward-looking statements may include, without limitation, statements regarding expected closing date for an offering of Newmont’s debt securities and the use of proceeds from such offering.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions include, without limitation: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont operates being consistent with its current expectations; (iv) certain exchange rate assumptions being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve and mineralized material estimates; (viii) other planning assumptions; and (ix) the timely satisfaction of closing conditions and receipt of approvals in connection with pending divestitures.

For a more detailed discussion of risks and other factors that might impact future looking statements, see Newmont’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as well as Newmont’s registration statement on Form S-3ASR (No. 333-258097) relating to the issuance of its debt securities, under the headings “Risk Factors”, which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC website or www.newmont.com, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement”, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Newmont Media Contact

Courtney Boone	303.837.5159	courtney.boone@newmont.com

Newmont Investor Contact

Daniel Horton	303.837.5468	daniel.horton@newmont.com